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EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of FEI Company
Hillsboro, Oregon

        We consent to the incorporation by reference in Registration Statements No. 333-110264, 333-44954, 333-92629, 333-92631, 333-57331, 333-32911, 333-08863 and 333-115840 on Forms S-8 of our reports dated March 10, 2005 on the financial statements of FEI Company (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the adoption of Statement of Financial Accounting Standards ("SFAS") No. 146, "Accounting for Costs Associated with Exit or Disposal Activities," effective January 1, 2003), and on management's report on the effectiveness of internal control over financial reporting, appearing in this Annual Report on Form 10-K of FEI Company for the year ended December 31, 2004.

DELOITTE & TOUCHE LLP
Portland, Oregon
March 10, 2005

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  EXHIBIT 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM